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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ____________


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 9, 2002


                                   ----------


                                NUCOR CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                         1-4119                     13-1860817
        (State or other            (Commission File Number)         (I.R.S. Employer
jurisdiction of incorporation)                                   Identification Number)

       2100 Rexford Road                                                28211
   Charlotte, North Carolina                                         (Zip code)
     (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (704) 366-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 9, 2002, Nucor Corporation (the "Company") completed the purchase of substantially all of the assets of Birmingham Steel Corporation ("Birmingham Steel") for a cash purchase price of approximately $615 million. The transaction was consummated pursuant to a definitive agreement executed by the Company and Birmingham Steel on May 30, 2002. In the transaction, wholly owned subsidiaries of the Company acquired the assets of Birmingham Steel included in the purchase.

         As required by the acquisition agreement, on June 3, 2002, Birmingham Steel filed for Chapter 11 bankruptcy in the United States Bankruptcy Court in Delaware pursuant to a pre-arranged plan agreed to by the Company, Birmingham Steel, and Birmingham Steel's secured creditors. The purchase price was the result of arms-length negotiations between representatives of the Company, Birmingham Steel, and Birmingham Steel's secured creditors. The Anti-Trust Division of the Department of Justice granted early termination of the Hart-Scott-Rodino waiting period concerning the acquisition on October 29, 2002, and on November 5, 2002, the United States Bankruptcy Court in Delaware confirmed the plan of reorganization and approved the acquisition.

         Assets included in the purchase are Birmingham Steel's four operating mills in Birmingham, Alabama; Kankakee, Illinois; Seattle, Washington and Jackson, Mississippi, with an estimated combined annual capacity of approximately 2.0 million tons. The Company intends to continue to operate these facilities in much the same manner as they are currently operated. The plants are similar to other plants currently owned by the Company and approach the Company's existing plants in terms of efficiency. None of the employees at these facilities are represented by unions. Other assets included in the purchase are the corporate office located in Birmingham, Alabama; the mill in Memphis, Tennessee, which is currently not operating; the assets of Port Everglades Steel Corporation; the assets of the Klean Steel Division; and Birmingham Steel's ownership interest in Richmond Steel Recycling Limited. The purchase also included approximately $120 million in inventory and accounts receivable.

         The Company's wholly owned subsidiaries involved in the acquisition assumed the obligations of Birmingham Steel under acquired contracts, which include certain supply and service contracts, utilities agreements, property and equipment leases and other ordinary operating contracts, and under certain environmental permits.

         The Company used funds primarily from working capital and also from the net proceeds of its offering of $350 million in senior notes due 2012 completed in October 2002 to pay the purchase price of the acquisition.

         The terms of the transaction are more fully described in the Asset Purchase Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

                                       1

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

     2.1  --   Asset Purchase Agreement, dated May 30, 2002, by and between JAR
               Acquisition Corp., the Company, Birmingham Steel, Birmingham
               Southeast, LLC, and Port Everglades Steel Corporation. *

     99.1 -- News Release, dated December 9, 2002, regarding the consummation of the acquisition.

          *The schedules or exhibits to this document are not being filed herewith because the Company believes the information contained therein is not material. Upon request therefor, the Company agrees to furnish supplementally a copy of any schedule or exhibit to the Securities and Exchange Commission.

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NUCOR CORPORATION


                                      By:    /s/ Daniel R. DiMicco
                                          --------------------------------
                                      Name: Daniel R. DiMicco
                                            ------------------------------------
                                      Its: President and Chief Executive Officer
                                           -------------------------------------

                                      Date:    December 20, 2002

                                       3

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

2.1    --    Asset Purchase Agreement, dated May 30, 2002, by and between JAR
             Acquisition Corp., the Company, Birmingham Steel, Birmingham
             Southeast, LLC, and Port Everglades Steel Corporation.*

99.1   --    News Release, dated December 9, 2002, regarding the consummation of the acquisition.


      *The schedules or exhibits to this document are not being filed herewith because the Company believes the information contained therein is not material. Upon request therefor, the Company agrees to furnish supplementally a copy of any schedule or exhibit to the Securities and Exchange Commission.